NAI-1534620122v4 SIMPSON MANUFACTURING CO., INC. NONQUALIFIED PLAN (Effective April 3, 2023) Exhibit 4.3

NAI-1534620122v4 SIMPSON MANUFACTURING CO., INC. NONQUALIFIED PLAN Simpson Manufacturing Co., Inc. (the “Company”) hereby adopts the Simpson Manufacturing Co., Inc. Nonqualified Plan (the “Plan”) to read as set forth herein. ARTICLE I PREFACE SECTION 1.1 Effective Date. The effective date of this Plan is April 3, 2023. SECTION 1.2 Purpose of the Plan. The purpose of this Plan is to provide a designated group of management and highly compensated US employees of the Company and its affiliates the opportunity to defer a portion of their compensation. SECTION 1.3 Intentions. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and is subject to, and intended to comply with, Section 409A of the Code and regulations thereunder and other applicable laws. ARTICLE II DEFINITIONS The following words and phrases shall have the following respective meanings for purposes of this Plan: SECTION 2.1 Account shall mean the bookkeeping record maintained by the Company in accordance with Section 5.1 showing a Participant’s interest under the Plan. SECTION 2.2 Aggregate Account Balance shall have the meaning set forth in Section 7.9. SECTION 2.3 Award Agreement shall mean the evidence of award under the Equity Incentive Plan that relates to an award to a Participant of PSUs or RSUs. SECTION 2.4 Base Salary shall mean an Eligible Employee’s base salary earned and payable to the Eligible Employee by the Company or a Controlled Group Member with respect to a Plan Year, without regard to any decreases in base salary as a result of an election to defer base salary under this Plan or an election between benefits or cash provided under a plan maintained pursuant to Section 125 or Section 401(k) of the Code, as shown in the personnel records of the Company. SECTION 2.5 Beneficiary shall mean the person or persons designated by the Participant as his or her Beneficiary under this Plan, in accordance with the provisions of Article VII.

NAI-1534620122v4 SECTION 2.6 Benefits shall mean benefits payable to any Participant or Beneficiary under the Plan. SECTION 2.7 Board shall mean the Board of Directors of the Company. SECTION 2.8 Cash Incentives shall mean any short term cash incentive for a Plan Year payable to such Eligible Employee by the Company with respect to any performance periods beginning in a Plan Year without regard to any decreases as a result of an election to defer any portion of a cash incentive under this Plan, or an election between benefits or cash provided under a plan of the Company maintained pursuant to Section 125 or 401(k) of the Code. SECTION 2.9 Change in Control shall have the meaning set forth in Section 7.8. SECTION 2.10 Code shall mean the US Internal Revenue Code of 1986, as amended from time to time. SECTION 2.11 Common Shares shall mean shares of common stock, par value $0.01 of the Company. SECTION 2.12 Company shall mean Simpson Manufacturing Co., Inc. and any successor thereto. SECTION 2.13 Compensation shall mean: (a) for an Eligible Director, the Eligible Director’s cash compensation including the cash portion of the annual retainer, the chair retainer and the meeting fees for services performed in such Plan Year; and (b) for an Eligible Employee, the Eligible Employee’s Base Salary and Cash Incentive payable to such Eligible Employee by the Company with respect to a Plan Year. SECTION 2.14 Compensation Recovery Policy shall have the meaning set forth in Section 8.5. SECTION 2.15 Controlled Group Member shall mean any corporation, trade or business with whom the Company would be considered a single employer under Section 414(b) or 414(c) of the Code, but only during such period as such corporation, trade or business would be considered a single employer with the Company under Section 414(b) or 414(c). SECTION 2.16 Deferral and Payment Election shall mean the election made by an Eligible Employee or Eligible Director in accordance with Article IV to defer Compensation, PSUs, RSU, or grants of Common Shares, as applicable, and/or select a form of payment for distributions under Section 7.1. SECTION 2.17 Deferral Election shall have the meaning set forth in Section 4.1.

NAI-1534620122v4 SECTION 2.18 Deferred Compensation Sub-Account shall mean the bookkeeping sub- account maintained for each Participant who elects to defer Compensation. SECTION 2.19 Deferred PSU Sub-account shall mean the bookkeeping sub-account maintained for each Participant who elects to defer the delivery of Common Shares or other amounts payable to the Participant under the applicable Award Agreement relating to PSUs. SECTION 2.20 Deferred RSU Sub-account shall mean the bookkeeping sub-account maintained for each Participant who elects to defer the delivery of Common Shares or other amounts payable to the Participant under the applicable Award Agreement relating to RSUs. SECTION 2.21 Deferred Shares shall mean the awards denominated in Common Shares that are credited to a Participant’s Deferred PSU Sub-account, Deferred RSU Sub-account, or Deferred Shares Sub-account, as set forth in Section 4.3. SECTION 2.22 Deferred Shares Sub-account shall mean the bookkeeping sub-account maintained for each Participant who elects to defer grants of Common Shares. SECTION 2.23 Eligible Director shall mean a director on the Board who is not an Employee of the Company or any Controlled Group Member SECTION 2.24 Eligible Employee shall have the meaning set forth in Section 3.1. SECTION 2.25 Employee shall mean an employee of the Company or a Controlled Group Member. SECTION 2.26 Equity Incentive Plan shall mean the Simpson Manufacturing Co. Inc. 2011 Incentive Plan (Amended and Restated April 21, 2015) or any similar or successor plan. SECTION 2.27 ERISA shall mean the US Employee Retirement Income Security Act of 1974, as amended from time to time. SECTION 2.28 Incentive Filing Date shall have the meaning set forth in Section 4.2(b). SECTION 2.29 Investment Funds shall have the meaning set forth in Section 5.2(a). SECTION 2.30 Participant shall mean an Eligible Employee or Eligible Director who has elected to defer Compensation, PSUs, RSUs, or grants of Common Shares in accordance with Article IV. Once an amount is credited to the Account of an Eligible Employee or Eligible Director, such Eligible Employee or Eligible Director shall continue to be a Participant (whether or not any amounts are later credited to his or her Account) until his or her Account is distributed pursuant to Article VII. SECTION 2.31 Payment Election shall have the meaning set forth in Section 4.1. SECTION 2.32 PSU shall mean an award of performance-based Restricted Stock Units under the Equity Incentive Plan, as denoted in the applicable Award Agreement.

NAI-1534620122v4 SECTION 2.33 Plan shall mean the Simpson Manufacturing Co., Inc. Nonqualified Plan, as herein set forth, and as amended from time to time. SECTION 2.34 Plan Administrator shall mean the Simpson Retirement Plan Committee or such other individual or committee as may be authorized by the Board to administer the Plan in accordance with Article VIII. SECTION 2.35 Plan Year shall mean the calendar year; provided that the initial Plan Year for which a Deferral Election may be made shall be the partial calendar year beginning April 3, 2023. SECTION 2.36 RSU shall mean an award of Restricted Stock Units under the Equity Incentive Plan that is not a PSU. SECTION 2.37 Section 409A Guidance shall have the meaning set forth in Section 9.12(a). SECTION 2.38 Separation from Service shall mean a separation from service, as defined in the Section 409A Guidance, with the Company and all Controlled Group Members. ARTICLE III PARTICIPATION SECTION 3.1 Eligible Employees. Unless determined otherwise by the Company, an Employee shall become an Eligible Employee for a Plan Year on the date in such Plan Year that he or she satisfies each of the following conditions: (a) he or she is classified by the Company as a Vice President or higher position; and (b) he or she is employed in a position compensated on a US payroll of the Company or a Controlled Group Member. Such an Employee shall continue to be an Eligible Employee for each Plan Year or portion thereof that he or she satisfies each of the preceding conditions. Notwithstanding the foregoing, an employee shall not be an Eligible Employee if he or she is deemed by the Plan Administrator not to be a member of a select group of management or highly compensated employees of the Company and its Controlled Group Members. SECTION 3.2 Participants. An Eligible Employee or Eligible Director shall become a Participant in the Plan upon filing a Deferral Election with the Plan Administrator in accordance with Article IV. If the Plan Administrator determines that participation by one or more Participants shall cause the Plan to be subject to Part 2, 3 or 4 of Title I of ERISA, the entire interest of such Participant or Participants under the Plan shall be segregated from the Plan and held under a mirror plan with identical terms for the benefit of such Participant or Participants,

NAI-1534620122v4 and such Participant or Participants shall cease to have any interest under the Plan. Subject to the preceding sentence, if a Participant ceases for any Plan Year to be an Eligible Employee or Eligible Director, but remains or becomes an Employee, (i) the Participant’s Deferral Election shall continue in effect for the remainder of the Plan Year (or until payment of the Participant’s Account balance under Article VII, if earlier) as if he had remained an Eligible Employee or Eligible Director but the Participant shall be unable to defer Compensation, PSUs, RSUs, or grants of Common Shares under Article IV for any subsequent Plan Year until the Participant should again become an Eligible Employee or Eligible Director and becomes a Participant by filing a Deferral Election in accordance with Article IV and (ii) such Participant’s Account shall continue to be subject to all the terms and conditions of the Plan, including Articles V, VI and VII. ARTICLE IV DEFERRAL AND PAYMENT ELECTIONS SECTION 4.1 Deferral and Payment Election. For the Plan Year, a Participant may, by timely filing a Deferral and Payment Election in accordance with this Article IV, (i) elect to defer a specified percentage of his or her Compensation for the Plan Year, provided that the amount the Participant elects to defer shall not exceed 100% of the Participant’s Compensation (or such lesser amount specified by the Plan Administrator in its discretion) for such Plan Year, (ii) for Eligible Employees, elect to defer a specified percentage of the PSUs or RSUs (rounded down to the nearest whole share) granted to the Eligible Employee, provided that the amount the Eligible Employee elects to defer shall not exceed 100% of the PSUs or RSUs granted (or such lesser amount specified by the Plan Administrator in its discretion), or (iii) for Eligible Directors, elect to defer a specified percentage of the vested Common Shares awarded to the Eligible Director during such Plan Year, provided that the amount the Eligible Director elects to defer shall not exceed 100% of the vested Common Shares (or such lesser amount specified by the Plan Administrator in its discretion) awarded during such Plan Year, (a “Deferral Election”) and/or (iv) to the extent permitted under Article VII, elect the form of payment (from the available forms of payment described in Section 7.3) that will apply to any future distribution under Section 7.1 of the portion of the Participant’s Account attributable to such Plan Year (a “Payment Election”). SECTION 4.2 Timing and Other Requirements for Deferral and Payment Elections. A Participant’s Deferral and Payment Election shall be filed with the Plan Administrator at such time and in such form and manner, including electronically, as the Plan Administrator shall provide, and shall be subject to the administrative policies and restrictions established by the Plan Administrator from time to time, subject to the following: (a) Except as otherwise provided in Sections 4.2(b), (c), and (d), a Deferral and Payment Election shall be made during the period established by the Plan Administrator which shall end no later than the day preceding the first day of the Plan Year in which the services for the Compensation, RSUs, PSUs, and Common Shares, as applicable, subject to the Deferral Election are first performed. A Deferral and Payment Election made will become irrevocable on the December 31 immediately preceding the Plan Year to which such Deferral and Payment Election relates. Whether Compensation, RSUs, PSUs, and Common Shares, as

NAI-1534620122v4 applicable, are for services performed in a Plan Year shall be determined in accordance with Treasury Regulation Section 1.409A-2. (b) To the extent permitted by Section 409A of the Code, the Plan Administrator may permit a Participant to make a Deferral and Payment Election with respect to Compensation or PSUs that constitute “performance-based compensation” (within the meaning of Section 409A(a)(4)(B)(iii) of the Code) at a time later than provided under Section 4.2(a) but no later than the date six months prior to the end of the performance period with respect to which the applicable Compensation or PSUs are earned (the “Incentive Filing Date”), and in such event, the Deferral and Payment Election shall be effective and irrevocable as of such Incentive Filing Date. If Incentive Compensation with respect to which a Participant has made a Deferral and Payment Election under this Section 4.2(b) is paid without satisfaction of the applicable performance criteria upon death, disability (as defined in Treasury Regulation Section 1.409A-1(e)(1)), or a change in control event (as defined in Treasury Regulation Section 1.409A-3(i)(5)(i)), such Deferral and Payment Election will only be given effect if the Deferral and Payment Election could have been made pursuant to a provision of the Plan other than this Section 4.2(b). (c) The Plan Administrator may provide that an individual who first becomes an Eligible Employee or Eligible Director on or after the first day and prior to December 1 of the Plan Year may make a Deferral and Payment Election for such Plan Year within 30 days of becoming an Eligible Employee or Eligible Director; provided, however, that a Deferral and Payment Election made during such 30-day period shall relate only to Compensation, RSUs, PSUs, and Common Shares, as applicable, paid for the services to be performed after the date such election becomes irrevocable as determined in accordance with Treasury Regulation Section 1.409A-2(a)(7). Notwithstanding the foregoing, in the case of an individual who becomes an Eligible Employee or Eligible Director on or after the first day and prior to December 1 of a Plan Year, no such individual shall be eligible to make a Deferral and Payment Election under this subsection (c) with respect to an applicable portion of the Plan if the Eligible Employee or Eligible Director is already a participant or eligible to participate in any other nonqualified deferred compensation plan that would be aggregated with such portion of the Plan pursuant to Section 409A of the Code, determined in accordance with the provisions of Treasury Regulation Section 1.409A-2(a)(7). Any election made under this Section 4.2(c) will become irrevocable on the date the fully completed election forms are received by the Plan Administrator. (d) (i) Once made, a Deferral and Payment Election for a Plan Year shall become irrevocable as provided in Sections 4.2(a), (b), and (c), but such Deferral and Payment Election may be changed or revoked prior to the time that the election becomes irrevocable in accordance with rules established by the Plan Administrator. A Deferral and Payment Election which has become irrevocable shall remain in effect for the Plan Year for which made and will not apply for subsequent Plan Years.

NAI-1534620122v4 (ii) Notwithstanding the foregoing, the Plan Administrator may, in its discretion, permit a Participant to change a Payment Election that has become irrevocable but such election must be in writing in a form acceptable to the Plan Administrator and will be subject to the following: (A) Any such change in a Participant’s Payment Election will not take effect until 12 months after the date on which such election becomes irrevocable; (B) Benefit payments under the changed Payment Election may not begin until at least 5 years after the date when Benefit payments would otherwise have begun; (C) Any such change in a Participant’s Payment Election must be made at least 12 months before the date on which the Participant’s Benefit payments were scheduled to commence but for such change; (D) There shall be no more than two changes allowed to the Payment Election applicable to elections made with respect to a given calendar year; and (E) Participants may only elect forms available and described under Section 7.3. Any election made to change a Payment Election under this Section 4.2(d)(ii) will become effective and irrevocable on the date the fully completed election forms are received by the Plan Administrator. SECTION 4.3 Crediting of Deferral Elections. Each award of PSUs, RSUs, or Common Shares that a Participant defers pursuant to a Deferral Election will be automatically converted when awarded into a number of Deferred Shares equal to the number of Common Shares subject to the award (or portion thereof) that the Participant has elected to defer and shall be credited to a Participant’s Account as set forth in this Section 4.3. A Participant will have no voting, dividend, or other ownership rights with respect to any Deferred Shares. A Participant’s Compensation, PSUs, RSUs, and Common Shares that are deferred pursuant to a Deferral Election shall be credited to the Participant’s Account as follows: (a) With respect to Compensation, to the Participant’s Deferred Compensation Sub-Account as of the date on which the Compensation would have been payable absent the Deferral Election. (b) With respect to PSUs or RSUs, to the Participant’s Deferred PSU Sub- account or Deferred RSU Sub-account, as applicable, as of the date such amounts payable under the PSUs and RSUs would have been paid or delivered to the Participant but for the Participant’s Deferral Election with respect to such PSUs or RSUs.

NAI-1534620122v4 (c) With respect to awards of Common Shares, to the Participant’s Deferred Shares Account in the form of Deferred Shares as of the date on which the award is made. The amounts so credited shall be deemed invested in the assumed investment alternatives available under the Plan as provided in Article V. ARTICLE V PLAN ACCOUNTS SECTION 5.1 Participant’s Account. The Company shall establish and maintain on its books an Account for each Participant which shall be subdivided and shall reflect, to the extent applicable, the Participant’s Deferred Compensation Sub-account, Deferred PSU Sub-account, Deferred RSU Sub-account, and Deferred Shares Sub-account, and the portions of each such sub-account attributable to each Plan Year. The Company shall maintain for each Account and each sub-account thereunder separate records showing the amount of contributions thereto, distributions therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Participant in the Plan shall at any time consist of the amount credited to the Participant’s Account. The Company may delegate to another person any of the recordkeeping duties required by this Article V. SECTION 5.2 Deemed Investments. (a) Deemed Investment of Accounts. The Plan Administrator shall from time to time designate one or more investment funds or vehicles or measures for crediting earnings on amounts allocated to the Deferred Compensation Sub-account in which the amount credited to a Participant’s Deferred Compensation Sub-account will be deemed to be invested (collectively the “Investment Funds”). Each Participant shall designate, from the Investment Funds selected by the Plan Administrator, the Investment Funds in which the Participant’s Deferred Compensation Sub-account shall be deemed to be invested according to the procedures developed by the Plan Administrator. The Company shall be under no obligation to acquire or invest in any of the deemed Investment Funds under this Section 5.2(a), and any acquisition of or investment in a deemed Investment Fund by the Company shall be made in the name of the Company and shall remain the sole property of the Company. The Plan Administrator shall also establish from time to time a default fund into which a Participant’s Deferred Compensation Sub-account shall be deemed to be invested if the Participant fails to provide investment instructions pursuant to this Section 5.2(a). The amount credited to a Participant’s Deferred PSU Sub-account, Deferred RSU Sub-account, and Deferred Shares Sub- account will be deemed invested solely in Common Shares. (b) Changes in Elections; Transfers Among Funds. During a Plan Year, a Participant may change the Investment Funds in which amounts to be credited to his or her Deferred Compensation Sub-account shall be deemed to be invested according to the procedures developed by the Plan Administrator. A Participant may also elect to transfer amounts already credited to his or her Deferred Compensation Sub-account from any deemed Investment Fund to any other deemed Investment Fund, according to the procedures developed by the Plan Administrator. A Participant may elect to direct all or a portion of the Common

NAI-1534620122v4 Shares deemed to be held in the Participant’s Deferred PSU Sub-account, Deferred RSU Sub- account, or Deferred Shares Sub-account be deemed to have been redeemed (at a per share value equal to the then “Fair Market Value” (as determined pursuant to the Equity Incentive Plan) of a Common Share on the date of such deemed redemption) and the proceeds thereof reallocated to the Participant’s Deferred Compensation Sub-account and invested within the deemed Investment Funds available under the Deferred Compensation Sub-account as further directed by the Participant in accordance with the procedures developed by the Plan Administrator. The Plan Administrator may establish any limitations on the frequency with which Participants may make, and the timing of, investment designations and transfer elections under this Section 5.2(b) as the Plan Administrator may determine necessary or appropriate from time to time, including limitations related to frequent trading, market timing activities and restrictions on executive officer trading. (c) Periodic Account Adjustments. Each Account shall be adjusted from time to time at such intervals as determined by the Plan Administrator until the entire amount credited to the Account has been distributed to the Participant or his or her Beneficiary. The amount of the adjustment shall equal the amount that each Participant’s Account would have earned (or lost) for the period since the last adjustment had the Account actually been invested in the applicable deemed Investment Fund determined in accordance with this Section 5.2 for such period. In the event of a change in Investment Funds and/or a Plan merger, spinoff or similar corporate change, the Administrator, in its sole and absolute discretion may decide to map investments from a Participant’s prior investment preference allocation elections to the then available Investment Funds under the Plan (d) Dividend Equivalents. Common Shares deemed credited to the Participant’s Deferred PSU Sub-account, Deferred RSU Sub-account, or Deferred Shares Sub- account will be credited with dividend equivalent rights in respect of any dividends paid on Common Shares by the Company in cash or in Common Shares. Such dividend equivalent rights shall be credited on the date of the payment of such dividend by the Company. Dividend equivalent rights in respect of dividends paid in Common Shares shall be credited to the Participant’s Deferred PSU Sub-account, Deferred RSU Sub-account, or Deferred Shares Sub- account, as applicable. Dividend equivalent rights in respect of dividends paid in cash shall be credited to the Participant’s Deferred Compensation Sub-account. (e) Adjustments. The Common Shares deemed credited to the Participant’s Deferred PSU Sub-account, Deferred RSU Sub-account, or Deferred Shares Sub-account shall be subject to adjustment pursuant to Section 11 (or any similar provision) of the Equity Incentive Plan. In addition, in the event of any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing or event or in the event of a change in control (as defined in the Equity Incentive Plan), the Company may provide in substitution for the Common Shares deemed credited to the Participant’s Deferred PSU Sub-account, Deferred RSU Sub-account, or Deferred Shares Sub-

NAI-1534620122v4 account such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and in a manner that complies with Section 409A of the Code. Such adjustments under this Section 5.2(e) shall be conclusive and binding for all purposes with respect to this Plan. ARTICLE VI VESTING SECTION 6.1 Vesting. A Participant shall be 100% vested in his or her Account. ARTICLE VII DISTRIBUTION OF BENEFITS SECTION 7.1 Separation from Service. Vested amounts credited to a Participant’s Account at the time of the Participant’s Separation from Service (other than by reason of death) shall be paid or commence to be paid as of the date, and in the form or forms of payment, determined in accordance with Section 7.4 below. SECTION 7.2 Available Distribution Dates. Distribution of each portion of a Participant’s Account under Section 7.1 shall be made or commence on the dates described in Section 7.2(a) and 7.2(b), as applicable, and subject to Section 7.2(c). (a) With respect to deferrals of Compensation, RSUs, or Common Shares, on March 15th of the Plan Year immediately following the Plan Year in which the Participant incurs a Separation from Service, provided that if such March 15th is not a business day, on the next business day following such March 15th. (b) With respect to deferrals of PSUs, (i) if a Participant incurs a Separation from Service on or prior to the last day of the applicable performance period for the PSUs, as specified under the applicable Award Agreement for such PSUs, within 90 days following the last day of the applicable performance period; and (ii) if a Participant incurs a Separation from Service after the last day of the applicable performance period for the PSUs, on March 15th of the Plan Year immediately following the Plan Year in which the Participant incurs a Separation from Service, provided that if such March 15th is not a business day, on the next business day following such March 15th. (c) Notwithstanding any provisions of the Plan to the contrary, if the Participant is a “specified employee” with respect to the Company or a Controlled Group Member (determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code and Treasury Regulation Section 1.409A-1), any payment on account of a Separation from Service that was scheduled to commence during the 6-month period immediately following the Participant’s Separation from Service shall commence on the first business day of the seventh month after such Separation from Service (or, if earlier, the date of the Participant’s death). To the extent that any payments under the Plan are to be paid within a period of 90 days following the last day of a performance period, the actual payment date

NAI-1534620122v4 during such 90 day period will be determined by the Company and the Participant will have no ability to select the actual payment date. SECTION 7.3 Available Forms of Payment. Distribution of each portion of a Participant’s Account under Section 7.1 shall be made in one of the following forms, as determined in accordance with Section 7.4 below: (a) in a single lump sum payment in cash (or, in the case of a Participant’s Deferred PSU Sub-account, Deferred RSU Subaccount or Deferred Shares Sub-account, in Common Shares) in an amount equal to the balance in the portion of the Account, or (b) in substantially equal annual cash installments (or, in the case of a Participant’s Deferred PSU Sub-account, Deferred RSU Subaccount or Deferred Shares Sub- account, in Common Shares) for a period of 3, 5 or 10 years, as designated in the Payment Election, with such installment payments to be made on the commencement date specified in Section 7.2 and on March 15th, or, if March 15th is not a business day, the next business day, each year thereafter (and, for purposes of Section 409A of the Code, the series of installment payments shall be treated as a single payment and not as a series of separate payments). The amount of each installment payment to be made to a Participant under clause (b) above shall be equal to the quotient obtained by dividing (i) the balance in the portion of the Participant’s Account subject to the Payment Election as of the date of such installment payment, by (ii) the number of installment payments remaining to be made to the Participant at the time of such calculation in accordance with such Payment Election, and with respect to such Participant’s Deferred PSU Sub-account, Deferred RSU Subaccount or Deferred Shares Sub- account, rounded up to the next whole share. SECTION 7.4 Rules for Determining Time and Form of Payment. (a) General. Except as otherwise provided in this Section 7.4, a Participant may elect, in the Participant’s Deferral and Payment Election for a Plan Year in accordance with Article IV, that distribution under Section 7.1 of the portion of the Participant’s Account attributable to such Plan Year be made and in any of the available forms of payment described in Section 7.3. Dividend equivalents credited pursuant to Section 5.2(d) will be paid on the same dates and in the same form applicable to the deferred RSUs, PSUs, and Common Shares to which such dividend equivalents relate. (b) Default Form of Payment. In the absence of a valid Payment Election for any portion of the Participant’s Account for a Plan Year in accordance with the foregoing provisions of this Section 7.4 or Article IV, distribution under Section 7.1 of such portion of the Participant’s Account shall automatically be made in the form of a lump sum payment as described in Section 7.3(a). Without limiting in any way the generality of the foregoing, the default form of payment described in the preceding sentence shall apply to any portion of a Participant’s Account for which the Participant failed to make a timely Payment Election.

NAI-1534620122v4 SECTION 7.5 Beneficiary Designations. A Participant may designate a Beneficiary hereunder by filing an instrument with the Plan Administrator prior to the Participant’s death in a form and manner acceptable to the Plan Administrator. A Participant must designate a single Beneficiary (or set of Beneficiaries) for the Participant’s Account hereunder. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, the Participant’s Beneficiary shall be (a) the Participant’s surviving spouse or, if none, (b) the Participant’s estate. A person designated by a Participant as his or her Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant’s Beneficiary unless the Participant’s designation specifically provided to the contrary. If two or more persons designated as a Participant’s Beneficiary are in existence with respect to an Account, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant’s designation specifically provides for a different allocation. SECTION 7.6 Change in Beneficiary. A Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator on a form prescribed by the Plan Administrator and any change shall be effective only if received by the Plan Administrator prior to the death of the Participant. SECTION 7.7 Distribution to Beneficiaries. If a Participant’s death occurs prior to the payment of his or her entire Account under Section 7.1 (whether or not his or her death occurs before or after his or her Separation from Service), the amounts credited to the Participant’s Account as of the date of payment shall be paid in full to the Participant’s Beneficiary in the form of a lump sum payment as soon as practicable following the Participant’s death. SECTION 7.8 Change in Control. If a Change in Control (as defined below) occurs, the total amount of each Participant’s Account shall be paid to the Participant in the form of a single, lump sum payment, within 30 days following the Change in Control. A “Change in Control” shall mean a “Change in Control” as defined in the Simpson Manufacturing Co. Inc. 2011 Incentive Plan (Amended and Restated April 21, 2015) that is also a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i). SECTION 7.9 Small Payments. Notwithstanding any other provision of this Article VII, if upon the applicable distribution date the Participant’s total balance in his or her Account, in addition to the balances and accounts under and any other agreements, methods, programs, plans or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan with the account balances under the Plan under Treasury Regulation Section 1.409A-1(c)(2) (the “Aggregate Account Balance”), is no greater than the applicable dollar amount specified by Section 402(g)(1)(B) of the Code ($22,500 for 2023), then the amount of the Participant’s Aggregate Account Balance may, at the discretion of the Company, be paid in a lump sum upon the applicable distribution date under Section 7.2.

NAI-1534620122v4 SECTION 7.10 Acceleration of Distributions. Notwithstanding any provisions of the Plan to the contrary, the time for payment with respect to a Participant’s Account as provided under the Plan shall not be accelerated (within the meaning of the Section 409A Guidance) except as follows: (a) The Plan Administrator may permit acceleration of the time for payment or schedule of a payment with respect to a Participant’s Account in order to (i) pay the Federal Insurance Contributions Act (“FICA”) tax imposed under sections 3101 and 3121(v)(2) of the Code on compensation deferred under the plan (the “FICA Amount”), (ii) pay the income tax at source on wages imposed under section 3401 of the Code on the FICA Amount, and (iii) pay the additional income tax at source on wages attributable to the pyramiding of section 3401 wages and taxes, provided that the total payment permissible under this acceleration provision shall not exceed the aggregate of the FICA Amount and the income tax withholding related to such FICA Amount; and (b) The Plan Administrator may permit acceleration of the time for payment with respect to a Participant’s Account in such other circumstances as prescribed in the Section 409A Guidance and in accordance with such Section 409A Guidance. SECTION 7.11 Distributions of Amounts Deemed Includable in Gross Income. Notwithstanding any provisions of the Plan to the contrary, if at any time a court or the Internal Revenue Service determines that an amount in a Participant’s Account is includable in the gross income of the Participant and subject to tax, the Plan Administrator may, in its sole discretion, and in accordance with the Section 409A Guidance, permit a lump sum distribution of an amount equal to the amount determined to be includable in the Participant’s gross income. SECTION 7.12 Distributions of Amounts in Violation of Securities Laws. Notwithstanding any provisions of the Plan to the contrary, a payment under the Plan may be delayed if the Plan Administrator reasonably anticipates that the making of such payment will violate federal securities laws or other applicable law, in the Plan Administrator’s sole discretion, and in accordance with the Section 409A Guidance, provided that the payment is made on the earliest date at which the Plan Administrator reasonably anticipates that the making of the payment will not cause such violation. ARTICLE VIII ADMINISTRATION OF PLAN SECTION 8.1 Administration. (a) In general. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make findings (including factual findings) with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants, Beneficiaries or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any

NAI-1534620122v4 determinations with respect to the Benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority to determine if a person is entitled to Benefits hereunder and, if so, the amount of such Benefits. The Plan Administrator’s determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 8.3 and 8.4 hereof. (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Benefits, to a named administrator or administrators. SECTION 8.2 Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan or the Section 409A Guidance. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 8.3 and 8.4 hereof, be final and binding on all persons. SECTION 8.3 Claims Procedures. The Plan Administrator shall determine the rights of any person to any Benefits hereunder. Any person who believes that he or she has not received the Benefits to which he or she is entitled under the Plan must file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. A written denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include: (a) the specific reasons for the denial; (b) specific references to pertinent Plan provisions on which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) an explanation of the claim review procedure and the time limits applicable thereto (including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review). A claimant whose claim is denied (or his or her duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his or her

NAI-1534620122v4 claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his or her claim. If such an appeal is so filed within such 60-day period, the Plan Administrator or a person designated by the Plan Administrator shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his or her claim and to submit issues and comments in writing. For this purpose, any person designated by the Plan Administrator shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 8.1(a). The Plan Administrator or the person designated by the Plan Administrator shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. In addition, the notice of adverse determination shall also include statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA. No legal action for Benefits under the Plan may be brought by any person before completing and exhausting the claims and appeals procedures contained in this Section 8.3. In addition, no legal action for Benefits under the Plan may be commenced more than twelve months after the claimant’s receipt of the final decision on appeal. SECTION 8.4 Revocability of Action/Recovery. Any action taken by the Plan Administrator with respect to the rights or benefits under the Plan of any person shall be revocable as to payments not yet made to such person, and acceptance of any Benefit under the Plan constitutes acceptance of, and agreement to, the Plan Administrator’s making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him or her. SECTION 8.5 Clawback. Notwithstanding anything in this Plan to the contrary, this Plan and the compensation and other awards deferred pursuant to the Plan are subject to the terms and conditions of the Company’s clawback policy (if any) as may be effect from time to time including specifically to implement Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Company’s Common Shares may be traded) (the “Compensation Recovery Policy”), and that applicable sections of this Plan shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.

NAI-1534620122v4 SECTION 8.6 Amendment. The Company, in its sole discretion, may at any time and in any manner amend any or all of the provisions of this Plan, provided that, without the prior written consent of the affected Participant, no such amendment may reduce the amount of any Participant’s vested Benefits as of the date of such amendment. Any amendment shall be in the form of a written instrument executed by an officer of the Company. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. SECTION 8.7 Termination. The Company, in its sole discretion, may terminate this Plan in compliance with Section 409A Guidance at any time and for any reason whatsoever, except that, without the prior written consent of the affected Participant, no such termination may reduce the amount of any Participant’s vested Benefits as of the date of such termination. Any termination shall be expressed in the form of a written instrument executed by an officer of the Company. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants at a time determined by the Plan Administrator. In the event of such termination, the Company may require the immediate payment of all Benefits accrued hereunder in the form of a single lump sum payment, subject to and in accordance with the Section 409A Guidance. ARTICLE IX MISCELLANEOUS SECTION 9.1 Liability of Company. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between the Company or any Controlled Group Member and any Participant, Beneficiary or any other person. SECTION 9.2 Limitation on Rights of Participants and Beneficiaries - No Lien. The Plan is designed to be an unfunded, nonqualified plan. Any amounts payable under the Plan shall be paid out of the general assets of the Company or a Controlled Group Member. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of the Company or any Controlled Group Member. The Company shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Company for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company or any Controlled Group Member prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Company or the applicable Controlled Group Member. The Plan constitutes a mere promise by the Company or the applicable Controlled Group Member to make benefit payments in the future. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity that the assets of the Company or the Controlled Group Members will be sufficient to pay any benefit hereunder. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.

NAI-1534620122v4 SECTION 9.3 Trust Fund. At its discretion, the Company may establish one or more trusts, with such trustees as the Company may approve, for the purpose of assisting in the payment of Benefits provided under the Plan. However, no Participant or Beneficiary shall have any secured interest or claim in any assets or property of the Company or the trust, and all funds contained in the trust shall remain subject to the claims of the Company’s general creditors. To the extent any Benefits provided under the Plan are paid from any such trust, the Company and the Controlled Group Members shall have no further obligation to pay them. If not paid from the trust, such Benefits shall remain the obligation of the Company. The Company may also choose to use life insurance to assist in meeting obligations under the Plan. As a condition of participation in the Plan, each Participant agrees to execute any documents that may be required in connection with obtaining such insurance and to cooperate with any life insurance underwriting requirements; provided, however, that a Participant shall not be required to undergo a medical examination in connection therewith. SECTION 9.4 No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of the Company or its Controlled Group Member solely at the will of the employer and subject to discharge at any time, with or without cause. SECTION 9.5 Facility of Payment. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Plan Administrator, in its sole discretion, may direct payment of such Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Benefit. Such distribution shall completely discharge the Company and all Controlled Group Members from all liability with respect to such Benefit. SECTION 9.6 Assignment. No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary. Notwithstanding the foregoing, the Plan Administrator shall honor a judgment, order or decree from a state domestic relations court which requires the payment of part or all or a Participant’s or Beneficiary’s interest under this Plan to an “alternate payee” as defined in Section 414(p) of the Code. SECTION 9.7 Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby. SECTION 9.8 Effect on other Benefits. Benefits payable to or with respect to a Participant under any other qualified or nonqualified plan sponsored by the Company or a Controlled Group Member, if any, are in addition to those provided under this Plan.

NAI-1534620122v4 SECTION 9.9 Liability for Payment/Expenses. Liability for the payment of the Benefits that are payable hereunder to a Participant shall be borne solely by the entity (the Company or the applicable Controlled Group Member) which employed the Participant during his or her participation in the Plan. Expenses of administering the Plan shall be paid by the Company. SECTION 9.10 Unclaimed Benefit. Each Participant shall keep the Plan Administrator informed of his or her current address. The Plan Administrator shall not be obligated to search for the whereabouts of any person. If the location of a Participant or Beneficiary is not made known to the Plan Administrator by the end of the calendar year in which any payment to the Participant or Beneficiary is due hereunder, the Plan Administrator shall have no further obligation to pay any Benefit hereunder to such Participant or Beneficiary or any other person and such Benefit shall be irrevocably forfeited. SECTION 9.11 Limitations on Liability. Neither the Company, including its officers, employees or directors, nor the Plan Administrator or the Board or any member thereof, shall be liable to any person for any action taken or omitted in connection with the interpretation, construction and administration of the Plan. SECTION 9.12 Section 409A of the Code. (a) It is intended that the Plan (including all amendments thereto) comply with the provisions of Section 409A of the Code, so as to prevent the imposition of taxes or penalties pursuant to Section 409A of the Code. It is intended that the Plan shall be administered in a manner that will comply with Section 409A of the Code, including regulations or any other formal guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively, the “Section 409A Guidance”). (b) Except as permitted under Section 409A of the Code, any amounts payable to a Participant or Beneficiary or for a Participant’s or Beneficiary’s benefit under this Plan may not be reduced by, or offset against, any amount owing by the Participant or Beneficiary to the Company or any of its Controlled Group Members. (c) Notwithstanding any provision of this Plan to the contrary, the Company reserves the right to make amendments to this Plan as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. However, the Company makes no representation or guarantee of any particular tax result for any Participant or Beneficiary with respect to any income recognized by any Participant or Beneficiary in connection with this Plan. In any case, a Participant or Beneficiary shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or Beneficiary or for such Participant’s or Beneficiary’s account in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Controlled Group Members shall have any obligation to indemnify or otherwise hold a Participant or Beneficiary harmless from any or all of such taxes or penalties.

NAI-1534620122v4 SECTION 9.13 Withholding of Taxes. The Plan Administrator may withhold or cause to be withheld from any amounts payable under this Plan all federal, state, local and other taxes as shall be legally required. SECTION 9.14 Successors and Assigns The provisions of this Plan shall be binding upon and inure to the benefit of the Company and its successor and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity. SECTION 9.15 Governing Law and Venue. This Plan shall be regulated, construed and administered under the laws of the State of Delaware, except where preempted by federal law. Any and all legal actions initiated to enforce any right or obligation arising out of or relating to the Plan, or concerning the subject matter hereof, shall be brought in and determined in federal court in the United States District Court for the District of Delaware. EXECUTED this ______ day of _____________, 2023. SIMPSON MANUFACTURING CO., INC. By: Title:_______________________________ Brian Magstadt (Feb 23, 2023 15:17 CST) CFO 23 February